Exhibit 10.3

JOINDER AGREEMENT

Reference is hereby made to that certain Letter Agreement, dated as of June 22, 2021 (the “Letter Agreement”) by and among Coliseum Acquisition Corp., a Cayman Islands exempted company (the “Company”), Coliseum Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and other parties named in the Letter Agreement (each an “Insider” and collectively, the “Insiders”).

Harry L. You owns 2,624,999 Class A ordinary shares, par value $0.001 per share and 1 Class B ordinary share, par value $0.001 per share, of the Company (the “Founder Shares”) and, as an Insider, the undersigned hereby acknowledge and agree that, upon execution of this Joinder Agreement, Harry L. You shall become a party to the Letter Agreement and shall be bound by all terms, conditions and covenants of the Letter Agreement in the same manner as if Harry L. You were an original signatory to the Letter Agreement. Harry L. You agrees that for all purposes of the Letter Agreement, he shall be included within the defined term “Insider.”

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Letter Agreement.

November  22, 2023

[signature page to follow]

COMPANY

COLISEUM ACQUISITION CORP.,
A Cayman Islands exempted company

By:	/s/ Charles Wert
Name:	Charles Wert
Title:	Chief Executive Officer

[Signature page to Joinder (Letter Agreement)]

INSIDER

HARRY L. YOU

By:	/s/ Harry L. You
Name:	Harry L. You.

[Signature page to Joinder (Letter Agreement)]